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REIMBURSEMENT AGREEMENT dated as of March 3, 1993 (the "Agreement"), between
CONSOLIDATED CIGAR CORPORATION, a Delaware corporation ("CCC"), and MAFCO HOLDINGS INC. ("Mafco"), a Delaware corporation.

        CCC and Mafco desire to enter into an agreement pursuant to which Mafco shall purchase certain services on behalf of CCC in accordance with the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. PROVISION OF SERVICES. (a) Mafco shall provide, or shall cause any of its wholly owned subsidiaries to provide, to CCC services purchased from third party providers (the "Allocated Services"), as requested by CCC from time to time, including, but not limited to, insurance coverage, legal, accounting and consulting services and other services.

                (b) Notwithstanding any other provision of this Agreement,
(i) Mafco need not make available any Allocated Services agreed to be provided herein to the extent doing so would unreasonably (A) interfere with the performance of services for Mafco by an employee of Mafco or otherwise cause an unreasonable burden to Mafco or (B) interfere with the use of or access to any equipment, office space or facility by Mafco or otherwise cause an unreasonable burden to Mafco and (ii) CCC shall not be restricted from directly purchasing services from third party providers.





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        SECTION 2. COST OF ALLOCATED SERVICES. (a) For the Allocated Services
provided by Mafco to CCC hereunder, CCC shall pay to Mafco that portion of amounts due to third party providers of the Allocated Services as is allocable to the Allocated Services purchased for and provided to, or for the benefit of, CCC.

                (b) In addition to the amounts to be paid by CCC pursuant to paragraph (a), CCC shall reimburse Mafco for the amount of all reasonable out-of-pocket expenses incurred by Mafco in purchasing or providing the Allocated Services and not otherwise charged to CCC pursuant to paragraph (a).

        SECTION 3. LIMITATION OF LIABILITY. In providing the Allocated Services, Mafco shall have a duty to act, and cause its agents to act, in a reasonably prudent manner. None of Mafco or any officer, director or employee of Mafco shall be liable to CCC for any error of judgment or for any loss incurred by CCC in connection with the matters to which this Agreement relates, except a loss resulting from the wilful malfeasance, bad faith or gross negligence on the part of Mafco or any officer, director or employee of Mafco.

        SECTION 4. INDEMNITY. CCC shall indemnify and hold harmless Mafco and its respective officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorney's fees and other expenses of litigation) to which such party may become subject arising out of the provision hereunder by Mafco or any third party of the Allocated Services to CCC; provided that such indemnity shall not protect any such party against any liability to which such person would be subject by reason of wilful malfeasance, bad faith or gross negligence.

        SECTION 5. PAYMENT. CCC shall pay Mafco any amount due hereunder within 10 business days of the presentation to CCC of an invoice therefor.

        SECTION 6. TERM OF AGREEMENT. Either party may terminate this Agreement by giving the other party 120 days' written notice of the terminating party's intention to terminate this Agreement.

        SECTION 7. MISCELLANEOUS.

                (a). NOTICE. Any notice or other communication required or permitted hereunder shall be made in writing and shall be delivered personally, sent by certified or registered mail (postage prepaid), telegraphed or sent by facsimile transmission or telex, as follows:

        To CCC:   Consolidated Cigar Corporation
                  5900 North Andrews Avenue
                  Suite 700
                  Fort Lauderdale, Florida 33309

                  Attention: President


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       To Mafco:  Mafco Holdings Inc.
                  38 East 63rd Street
                  New York, New York 10021

                  Attention: General Counsel

                (b) GOVERNING LAW. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein and supersedes all prior negotiations, undertakings, representations and agreements, if any, of the parties hereto with respect to the matters contained herein.

                (d) AMENDMENT AND WAIVERS. This Agreement may not be amended except upon the written agreement of the parties hereto. Either party may waive, by written instrument, compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercises of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

                (e) SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances, shall remain in full force and effect.

                (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        CONSOLIDATED CIGAR CORPORATION


                                        By:  /s/ Theo W. Folz
                                            ---------------------------
                                                 Theo W. Folz
                                                 President and Chief
                                                   Executive Officer



                                        MAFCO HOLDINGS INC.


                                        By:  /s/ Glenn P. Dickes
                                            ---------------------------
                                                 Glenn P. Dickes
                                                 Senior Vice President



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